UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2016

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, First Floor Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2016, the Board of Directors (the “Board”) of Editas Medicine, Inc. (the “Company”) increased the size of the Board by one member and appointed Dr. Akshay K. Vaishnaw, M.D., Ph.D. as a director, effective immediately. Dr. Vaishnaw has been designated as a class I director to serve in accordance with the Company’s By-Laws until the Company’s 2017 Annual Meeting of Stockholders or until his successor has been duly elected and qualified, or until his earlier death, removal, or resignation.

Dr. Vaishnaw has served as the Executive Vice President of Research and Development of Alnylam Pharmaceuticals, Inc. (“Alnylam”), a biopharmaceutical company, since December 2014 and has served as their Chief Medical Officer since June 2011. He has served Alnylam in a number of senior R&D roles of increasing responsibility since joining the company in 2006. From December 1998 through 2005, Dr. Vaishnaw held various positions at Biogen Inc., a biopharmaceutical company. Dr. Vaishnaw received his M.D. from the University of Wales College of Medicine, U.K.,  and his Ph.D. from the University of London, U.K., in molecular immunology. He is also a Fellow of the Royal College of Physicians, U.K. He serves on the board of directors of Visterra Inc., a private biopharmaceutical company, and the scientific advisory board of Scholar Rock Inc., a private biotechnology company.

In accordance with the Company’s director compensation policy, Dr. Vaishnaw (i) will receive annual cash compensation of $35,000 and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof and (ii) has been granted an option to purchase 23,076 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Global Select Market on the date of his election, which option will vest as to one-third of the shares of common stock underlying the option in three equal installments on each anniversary of the date of grant, subject to Dr. Vaishnaw’s continued service on the Board. Dr. Vaishnaw entered into a standard form of indemnification agreement with the Company, in the form that is filed as Exhibit 10.28 to the Company’s Registration Statement on Form S-1 (File No. 333-208856), filed with the Securities and Exchange Commission on January 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date: July 29, 2016	By:	/s/ Katrine S. Bosley
Katrine S. Bosley
President and Chief Executive Officer